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                                                                    EXHIBIT 23.6



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117559 of MGM MIRAGE of our report dated March 12, 2004, relating to the financial statements of Elgin Riverboat Resort - Riverboat Casino as of and for the year ended December 31, 2003, appearing in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Las Vegas, Nevada
August 5, 2004